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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  June 12, 1998


                            GREIF BROS. CORPORATION
            (Exact name of registrant as specified in its charter)

       Delaware                       1-566              31-4388903
(State or other jurisdiction       (Commission        (I.R.S. Employer
    of incorporation)              File Number)      Identification No.)


    425 Winter Road, Delaware, Ohio              43015
 (Address of principal executive offices)     (Zip Code)


 Registrant's telephone number, including area code 	  740-549-6000


                             Not Applicable
     (Former name or former address, if changed since last report)





                              Page 1 of 6 Pages
                        Index to Exhibits at Page 3

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Item 5.   Other Events

	On June 12, 1998, Greif Bros. Corporation announced second quarter results, quarterly cash dividends and a restructuring charge.

	In the press release, the Company discussed its plan to consolidate 18 plants based on a study regarding consolidations to optimize the operating efficiencies and capabilities of the Company. As a result of the restructuring, the Company will recognize a charge of approximately $27.5 million in the third quarter of 1998. A copy of the press release is included herewith as Exhibit 99.


Item 7.    Financial Statements and Exhibits

(a)  - (b)  Not applicable

(c)   Exhibits:

      Exhibit Number                     Description

          99                         Press Release issued
                                     June 12, 1998




                               SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Greif Bros. Corporation



DATE:  June 12,1998                   BY /s/ Michael J. Gasser
                                         Michael J. Gasser, Chairman
                                         and Chief Executive Officer

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                           INDEX TO EXHIBITS

 Exhibit Number	              Description                  Pages

      99                Press Release issued               4 - 6
                        June 12, 1998